Form N-SAR

Sub-Item 77Q1(d)
Constituent Instruments Defining the Rights of the Holders of Any New Class of Securities 333-33978, 811-09885

Amended and Restated Rule 18f-3 Plan for Janus Adviser Series with respect to Class A Shares, Class C Shares, Class I Shares, Class R Shares, and Class S Shares of each Fund of Janus Adviser Series is incorporated herein by reference to Exhibit 14(e) to Post-Effective Amendment No. 23 to Janus Adviser Series' registration statement on Form N-1A, filed on September 23, 2005, accession number 0000950134-05-018159 (File No. 333-33978).